Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 17, 2017, relating to the balance sheet of Iron Horse Acquisition Corp. as of November 10, 2017, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from October 12, 2017 (inception) to November 10, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

January 5, 2018